Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Matthew T. Sands, Acting Principal Financial Officer of Information Analysis Incorporated, a Virginia corporation (the “Company”), do hereby certify, to the best of my knowledge, that:

1     the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2020, as filed with the Securities and Exchange Commission on the date hereof, (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2     the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods presented therein.

Date: May 15, 2020	By:	/s/ Matthew T. Sands
Matthew T. Sands, Acting Principal Financial Officer and Controller

A signed original of this written statement required by Section 906 has been provided to Information Analysis Incorporated and will be retained by Information Analysis Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.